Exhibit 99.1

WisdomTree Announces Third Quarter 2020 Results – Diluted Loss Per Share of ($0.01), or Earnings Per Share of $0.07, as adjusted

New York, NY – (GlobeNewswire) – October 30, 2020 – WisdomTree Investments, Inc. (NASDAQ: WETF) today reported financial results for the third quarter of 2020.

$12.0 million of non-cash charges, including (i) a loss on revaluation of deferred consideration of $8.9 million and (ii) a $3.1 million impairment charge related to our investment in Thesys Group, Inc.

($0.3) million net loss ($11.01 million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$60.7 billion of ending AUM, an increase of 5.3% arising primarily from market appreciation, partly offset by net outflows.

$468 million of net outflows, driven by outflows from our commodity and international developed market equity products, partly offset by inflows into our U.S. equity and emerging market equity products.

0.42% average global advisory fee, an increase of 1 basis point due to AUM mix shift.

$64.6 million of operating revenues, an increase of 11.2% primarily due to higher average AUM and a higher average global advisory fee.

76.5% gross margin1, a 1.4 point increase primarily due to higher revenues.

22.8% operating income margin, a 2.5 point increase primarily due to higher revenues, partly offset by higher operating expenses.

$25.0 million issuance of convertible senior notes due 2023, which were issued on the same terms as the notes previously issued.

$4.5 million repurchase of 1.1 million shares of our common stock, principally in connection with the issuance of the convertible notes.

$0.03 quarterly dividend declared, payable on November 25, 2020 to stockholders of record as of the close of business on November 11, 2020.

Update from Jonathan Steinberg, WisdomTree CEO

“We have restored the momentum built prior to the pandemic through steadfast focus on what we can control and strong execution amid a highly volatile and unusual year. Important elements across our global franchise are starting to align and I’m excited about our growth outlook for the remainder of the year and into 2021.”

“Given the strength and sustainability of our execution over the past eight months, we have decided to pursue a ‘remote first’ philosophy and plan to reduce our office space globally. Technology has brought our team closer together and driven productivity gains while our funds continue to operate flawlessly with coordination from our third-party service providers. We are taking this action because we believe it is the right strategy to drive sustained momentum and future growth of the business and the cost savings could be meaningful.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Consolidated Operating Highlights ($, in billions):
AUM	$60.7	$57.6	$50.3	$63.6	$60.0
Net inflows/(outflows)	$(0.5)	$0.1	$(0.5)	$0.4	$(0.7)
Average AUM	$61.2	$55.7	$59.8	$61.9	$60.3
Average advisory fee	0.42%	0.41%	0.42%	0.44%	0.44%

Consolidated Financial Highlights ($, in millions, except per share amounts):
Operating revenues	$64.6	$58.1	$63.9	$68.9	$67.7
Net (loss)/income	$(0.3)	$(13.3)	$(8.6)	$(25.9)	$4.2
Diluted (loss)/earnings per share	$(0.01)	$(0.09)	$(0.06)	$(0.17)	$0.02
Operating income margin	22.8%	20.3%	24.5%	21.5%	23.8%
As Adjusted (Non-GAAP1):
Gross margin	76.5%	75.1%	77.3%	77.3%	77.7%
Net income, as adjusted	$11.0	$8.5	$11.2	$10.1	$10.6
Diluted earnings per share, as adjusted	$0.07	$0.05	$0.07	$0.06	$0.06
Operating income margin, as adjusted	22.8%	20.4%	25.1%	22.0%	24.1%

RECENT BUSINESS DEVELOPMENTS

Company News

•  In August 2020, we issued and sold an additional $25.0 million in aggregate principal amount of convertible senior notes due 2023 following our issuance in June 2020 of $150.0 million in aggregate principal amount of such notes.

•  In September 2020, we won two awards at the AJ Bell Fund & Investment Trust Awards 2020 for WisdomTree Physical Gold (PHAU) and WisdomTree Cloud Computing UCITS ETF (WCLD).

•  In October 2020, we were named “Best International Equity ETF Issuer ($1BN+)” by the ETF Express U.S. Awards 2020, which recognizes excellence among ETF issuers and service providers across a wide range of categories.

Product News

•  In August 2020, we announced an index change for WTI Crude Oil ETC (CRUD) following a vote by security holders; we announced that enhancements were made to the WisdomTree Growth Leaders Fund (PLAT) – previously the WisdomTree Modern Tech Platforms Fund – focusing on growth exposure of platform businesses with the addition of growth screen criteria and a fee reduction; and we cross-listed five funds in Mexico – four European products: SGBS, WCLD1, VOLT, WTAI and one U.S. ETF: WCLD.

•  In October 2020, we implemented a number of volatility proofing measures for three currency-hedged and six short-and-leveraged ETPs in Europe; we announced a forward share split of 2:1 on the WisdomTree China ex-State-Owned Enterprises Fund (CXSE); we applied an ESG screen and introduced the WisdomTree Composite Risk Score to the WisdomTree Global Quality Dividend Growth UCITS ETF (GGRA), the WisdomTree SmallCap Dividend UCITS ETF (DGSE) and the WisdomTree Emerging Markets Equity Income UCITS ETF (DEM); and we announced a collaboration with 55ip, a financial technology company, to deliver WisdomTree model portfolios utilizing 55ip’s automated tax-smart technology.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Operating Revenues:
Advisory fees	$63,919	$57,208	$62,950	$68,179	$67,006	$184,077	$197,473
Other income	721	918	924	728	712	2,563	2,023

Total revenues	64,640	58,126	63,874	68,907	67,718	186,640	199,496

Operating Expenses:
Compensation and benefits	19,098	17,455	17,295	19,280	18,880	53,848	61,481
Fund management and administration	15,219	14,461	14,485	15,650	15,110	44,165	45,852
Marketing and advertising	2,996	1,949	2,468	3,551	3,022	7,413	8,612
Sales and business development	2,386	2,181	3,417	5,329	4,354	7,984	12,947
Contractual gold payments	4,539	4,063	3,760	3,516	3,502	12,362	9,710
Professional and consulting fees	950	1,357	1,273	1,604	1,259	3,580	4,037
Occupancy, communications and equipment	1,611	1,643	1,551	1,587	1,549	4,805	4,715
Depreciation and amortization	253	251	256	253	259	760	792
Third-party distribution fees	1,233	1,340	1,355	1,146	1,503	3,928	5,822
Acquisition and disposition- related costs	—	33	383	366	190	416	536
Other	1,611	1,596	1,997	1,816	1,959	5,204	6,267

Total operating expenses	49,896	46,329	48,240	54,098	51,587	144,465	160,771

Operating income	14,744	11,797	15,634	14,809	16,131	42,175	38,725
Other Income/(Expenses):
Interest expense	(2,511)	(2,044)	(2,419)	(2,606)	(2,832)	(6,974)	(8,634)
Loss on revaluation of deferred consideration – gold payments	(8,870)	(23,358)	(2,208)	(5,354)	(6,306)	(34,436)	(5,939)
Interest income	111	119	163	936	799	393	2,396
Impairments	(3,080)	—	(19,672)	(30,138)	—	(22,752)	(572)
Loss on extinguishment of debt	—	(2,387)	—	—	—	(2,387)	—
Other gains and losses, net	744	1,819	(2,507)	(2)	843	56	(3,500)

Income/(loss) before income taxes	1,138	(14,054)	(11,009)	(22,355)	8,635	(23,925)	22,476
Income tax expense/(benefit)	1,408	(804)	(2,371)	3,525	4,483	(1,767)	7,021

Net (loss)/income	$(270)	$(13,250)	$(8,638)	$(25,880)	$4,152	$(22,158)	$15,455

(Loss)/earnings per share – basic	($0.01)[2]	($0.09)	($0.06)	($0.17)	$0.02 [2]	($0.16)[2]	$0.09
(Loss)/earnings per share – diluted	($0.01)[2]	($0.09)	($0.06)	($0.17)	$0.02	($0.16)[2]	$0.09
Weighted average common shares – basic	145,564	151,623	152,519	151,948	151,897	149,886	151,782
Weighted average common shares – diluted	145,564	151,623	152,519	151,948	167,163	149,886	166,944

As Adjusted (Non-GAAP1)
Total operating expenses	$49,896	$46,296	$47,857	$53,732	$51,397
Operating income	$14,744	$11,830	$16,017	$15,175	$16,321
Income before income taxes	$13,242	$10,911	$14,358	$13,503	$15,131
Income tax expense	$2,205	$2,417	$3,134	$3,396	$4,489
Net income	$11,037	$8,494	$11,224	$10,107	$10,642
Earnings per share – diluted	$0.07	$0.05	$0.07	$0.06	$0.06

QUARTERLY HIGHLIGHTS

Operating Revenues

•

Operating revenues increased 11.2% from the second quarter of 2020 due to higher average global AUM arising from market appreciation, partly offset by net outflows. Also, our average global advisory fee increased 1 basis point due to AUM mix shift.

•

Operating revenues decreased 4.5% from the third quarter of 2019 due to a 2 basis point decline in our average global advisory fee arising from AUM mix shift, notwithstanding the increase in our average AUM.

•	Our average global advisory fee was 0.42%, 0.41% and 0.44% during the third quarter of 2020, the second quarter of 2020 and the third quarter of 2019, respectively.

Operating Expenses

•

Operating expenses increased 7.7% from the second quarter of 2020 due to higher incentive compensation accruals, marketing expenses, and higher fund management and administration costs due to higher average AUM and an increase in contractual gold payments due to higher average gold prices.

•	Operating expenses decreased 3.3% from the third quarter of 2019 due to lower sales and business development costs, partly offset by higher contractual gold payments due to higher average gold prices.

Other Income/(Expenses)

•

We recognized a non-cash loss on revaluation of deferred consideration of ($8.9) million, ($23.4) million and ($6.3) million during the third quarter of 2020, second quarter of 2020 and third quarter of 2019, respectively. These losses arose due to an increase in forward-looking gold prices when compared to the previous periods’ forward-looking gold curves. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the forward-looking price of gold.

•

Interest expense increased 22.8% from the second quarter of 2020 to $2.5 million primarily due to higher effective interest rates. This expense decreased 11.3% from the third quarter of 2019 primarily due to a lower level of debt outstanding.

•	During the third quarter of 2020, we recognized a non-cash impairment charge of $3.1 million related to our investment in Thesys.

•

Other gains, net, were $0.7 million, $1.8 million and $0.8 million for the third quarter of 2020, second quarter of 2020 and third quarter of 2019, respectively. The third quarter of 2020 and second quarter of 2020 includes a gain of $0.2 million and $0.9 million, respectively, arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine Inc. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations, securities owned and other miscellaneous items.

Income Taxes

•

Our effective income tax rate for the third quarter of 2020 of 123.7% resulted in income tax expense of $1.4 million. Our tax rate differs from the federal statutory tax rate of 21% primarily due to a non-deductible loss on revaluation of deferred consideration. This loss was partly offset by a lower tax rate on foreign earnings.

•	Our adjusted effective income tax rate was 16.7%[1].

NINE MONTH HIGHLIGHTS

•	Operating revenues decreased 6.4% as compared to 2019 due to a 3 basis point decline in our average global advisory fee arising from AUM mix shift.

•

Operating expenses decreased 10.1% as compared to 2019 due to lower incentive compensation accruals as well as $3.5 million of severance expense included in the prior period, lower sales and business development costs, third party distribution costs, marketing expenses and other expenses, as well as lower fund management and administration costs primarily due to the sale of our Canadian ETF business. These declines were partly offset by higher contractual gold payments due to higher average gold prices.

•

Significant changes in items reported in other income/(expenses) include a decrease in interest expense of 19.2% due to a lower level of debt outstanding; non-cash loss on revaluation of deferred consideration of ($34.4) million and ($5.9) million in 2020 and 2019, respectively; non-cash impairment charges of $22.8 million recorded in 2020; a loss on extinguishment of debt of $2.4 million in 2020; non-cash charges of $6.0 million and $4.3 million in 2020 and 2019, respectively, arising from the release of tax-related indemnification assets upon the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); and a gain of $1.1 million in 2020 arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine.

•

Our effective income tax rate for 2020 of 7.4% resulted in an income tax benefit of $1.8 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a valuation allowance on capital losses, a non-deductible loss on revaluation of deferred consideration and tax shortfalls associated with the vesting and exercise of stock-based compensation awards. These items were partly offset by a tax benefit of $6.0 million recognized in connection with the release of the tax-related indemnification asset described above, a $2.9 million non-taxable gain recognized upon sale of our Canadian ETF business in the first quarter, a tax benefit of $2.8 million recognized in connection with the release of a deferred tax asset valuation allowance on interest carryforwards arising from our debt previously held in the United Kingdom and a lower tax rate on foreign earnings.

CONFERENCE CALL

WisdomTree will discuss its results and operational highlights during a conference call on Friday, October 30, 2020 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

ABOUT WISDOMTREE

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency and alternative strategies. WisdomTree currently has approximately $62.5 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

Contact Information:

Investor Relations	Media Relations
Jason Weyeneth, CFA	Jessica Zaloom
+1.917.267.3858	+1.917.267.3735
jweyeneth@wisdomtree.com	jzaloom@wisdomtree.com

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019
GLOBAL ETPs ($ in millions)
Beginning of period assets	$57,647	$50,323	$63,615	$59,981	$60,389
Assets sold	—	—	(778)	—	—
Inflows/(outflows)	(468)	126	(536)	390	(698)
Market appreciation/(depreciation)	3,560	7,494	(11,958)	3,247	471
Fund closures	(46)	(296)	(20)	(3)	(181)

End of period assets	$60,693	$57,647	$50,323	$63,615	$59,981

Average assets during the period	$61,194	$55,689	$59,819	$61,858	$60,306
Average advisory fee during the period	0.42%	0.41%	0.42%	0.44%	0.44%
Revenue days	92	91	91	92	92
Number of ETFs – end of the period	305	311	331	349	348

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$31,344	$28,893	$40,600	$37,592	$39,220
Inflows/(outflows)	575	(1,474)	(1,273)	563	(1,198)
Market appreciation/(depreciation)	1,373	4,039	(10,424)	2,448	(430)
Fund closures	—	(114)	(10)	(3)	—

End of period assets	$33,292	$31,344	$28,893	$40,600	$37,592

Average assets during the period	$32,962	$30,607	$36,936	$39,094	$37,857
Average advisory fee during the period	0.41%	0.41%	0.43%	0.44%	0.44%
Number of ETFs – end of the period	67	67	77	80	80

INTERNATIONAL LISTED ETPs ($ in millions)
Beginning of period assets	$26,303	$21,430	$23,015	$22,389	$21,169
Assets sold	—	—	(778)	—	—
Inflows/(outflows)	(1,043)	1,600	737	(173)	500
Market appreciation/(depreciation)	2,187	3,455	(1,534)	799	901
Fund closures	(46)	(182)	(10)	—	(181)

End of period assets	$27,401	$26,303	$21,430	$23,015	$22,389

Average assets during the period	$28,232	$25,082	$22,883	$22,764	$22,449
Average advisory fee during the period	0.42%	0.41%	0.41%	0.44%	0.44%
Number of ETPs – end of the period	238	244	254	269	268

PRODUCT CATEGORIES ($ in millions)

Commodity & Currency
Beginning of period assets	$24,260	$19,823	$20,074	$19,713	$18,204
Inflows/(outflows)	(1,087)	1,316	592	(244)	511
Market appreciation/(depreciation)	2,036	3,121	(843)	605	998

End of period assets	$25,209	$24,260	$19,823	$20,074	$19,713

Average assets during the period	$25,959	$23,037	$20,407	$19,892	$19,558

U.S. Equity
Beginning of period assets	$13,997	$12,151	$17,732	$16,281	$15,889
Inflows/(outflows)	897	(241)	(285)	460	239
Market appreciation/(depreciation)	718	2,087	(5,296)	991	153

End of period assets	$15,612	$13,997	$12,151	$17,732	$16,281

Average assets during the period	$15,139	$13,302	$16,011	$16,969	$15,872

International Developed Market Equity
Beginning of period assets	$8,821	$8,632	$13,011	$12,169	$13,313
Inflows/(outflows)	(587)	(965)	(1,097)	(135)	(1,009)
Market appreciation/(depreciation)	369	1,154	(3,282)	977	(135)

End of period assets	$8,603	$8,821	$8,632	$13,011	$12,169

Average assets during the period	$8,819	$8,760	$11,447	$12,607	$12,379

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Emerging Market Equity
Beginning of period assets	$5,413	$4,600	$6,400	$5,699	$5,966
Inflows/(outflows)	257	(25)	69	195	176
Market appreciation/(depreciation)	309	838	(1,869)	506	(443)

End of period assets	$5,979	$5,413	$4,600	$6,400	$5,699

Average assets during the period	$5,913	$5,129	$5,918	$5,991	$5,729
Fixed Income
Beginning of period assets	$3,530	$3,527	$3,585	$3,337	$3,946
Inflows/(outflows)	76	(53)	21	218	(594)
Market appreciation/(depreciation)	24	56	(79)	30	(15)

End of period assets	$3,630	$3,530	$3,527	$3,585	$3,337

Average assets during the period	$3,605	$3,523	$3,653	$3,540	$3,731
Leveraged & Inverse
Beginning of period assets	$1,349	$882	$995	$1,002	$989
Inflows/(outflows)	(10)	312	12	(22)	12
Market appreciation/(depreciation)	92	155	(125)	15	1

End of period assets	$1,431	$1,349	$882	$995	$1,002

Average assets during the period	$1,481	$1,163	$1,008	$1,033	$1,019
Alternatives
Beginning of period assets	$225	$244	$358	$418	$434
Inflows/(outflows)	(4)	(29)	(66)	(61)	(17)
Market appreciation/(depreciation)	8	10	(48)	1	1

End of period assets	$229	$225	$244	$358	$418

Average assets during the period	$226	$226	$328	$398	$428
Closed ETPs
Beginning of period assets	$52	$464	$1,460	$1,362	$1,648
Assets sold	—	—	(778)	—	—
Inflows/(outflows)	(10)	(189)	218	(21)	(16)
Market appreciation/(depreciation)	4	73	(416)	122	(89)
Fund closures	(46)	(296)	(20)	(3)	(181)

End of period assets	$—	$52	$464	$1,460	$1,362

Average assets during the period	$52	$549	$1,047	$1,428	$1,590
Headcount	211	214	210	208	212

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Sept. 30, 2020	Dec. 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$63,561	$74,972
Securities owned, at fair value	32,574	17,319
Accounts receivable	26,163	26,838
Income taxes receivable	38	—
Prepaid expenses	4,971	3,724
Other current assets	704	207

Total current assets	128,011	123,060
Fixed assets, net	7,654	8,127
Notes receivable	—	28,172
Securities held-to-maturity	501	16,863
Deferred tax assets, net	7,115	7,398
Investments	8,112	11,192
Right of use assets – operating leases	16,788	18,161
Goodwill	85,856	85,856
Intangible assets	601,247	603,294
Other noncurrent assets	185	983

Total assets	$855,469	$903,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$22,427	$22,021
Compensation and benefits payable	13,881	26,501
Deferred consideration – gold payments	17,202	13,953
Securities sold, but not yet purchased, at fair value	—	582
Operating lease liabilities	3,124	3,682
Income taxes payable	—	3,372
Accounts payable and other liabilities	10,383	8,930

Total current liabilities	67,017	79,041
Convertible notes	165,819	—
Debt	—	175,956
Deferred consideration – gold payments	190,546	159,071
Operating lease liabilities	17,849	19,057

Total liabilities	441,231	433,125
Preferred stock – Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 148,782 and 155,264 at September 30, 2020 and December 31, 2019, respectively	1,488	1,553
Additional paid-in capital	319,443	352,658
Accumulated other comprehensive income	640	945
Accumulated deficit	(39,902)	(17,744)

Total stockholders’ equity	281,669	337,412

Total liabilities and stockholders’ equity	$855,469	$903,106

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	Sept. 30, 2020	Sept. 30, 2019
Cash flows from operating activities:
Net (loss)/income	$(22,158)	$15,455
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Advisory fees received in gold and other precious metals	(46,077)	(36,306)
Loss on revaluation of deferred consideration – gold payments	34,436	5,939
Impairments	22,752	572
Contractual gold payments	12,362	9,710
Stock-based compensation	9,003	8,581
Gain on sale –Canadian ETF business	(2,877)	—
Loss on extinguishment of debt	2,387	—
Amortization of right of use asset	2,384	2,379
Amortization of issuance costs - former credit facility	1,328	2,159
Deferred income taxes	(961)	1,383
Amortization of issuance costs - convertible notes	882	—
Depreciation and amortization	760	792
Paid-in-kind interest income	—	(1,856)
Other	(1,173)	(330)
Changes in operating assets and liabilities:
Securities owned, at fair value	(15,255)	5,497
Accounts receivable	3,166	2,358
Income taxes receivable/payable	(3,399)	4,350
Prepaid expenses	(1,325)	(888)
Gold and other precious metals	32,969	25,751
Other assets	(341)	(571)
Fund management and administration payable	735	(366)
Compensation and benefits payable	(12,349)	1,476
Securities sold, but not yet purchased, at fair value	(582)	(1,130)
Operating lease liabilities	(2,778)	(2,662)
Accounts payable and other liabilities	1,679	788

Net cash provided by operating activities	15,568	43,081

Cash flows from investing activities:
Purchase of fixed assets	(292)	(25)
Funding of notes receivable	—	(1,790)
Proceeds from held-to-maturity securities maturing or called prior to maturity	16,441	2,313
Proceeds from the sale of our financial interests in AdvisorEngine	9,592	—
Proceeds from sale of Canadian ETF business, net	2,774	—

Net cash provided by investing activities	28,515	498

Cash flows from financing activities:
Repayment of debt	(179,000)	(15,000)
Shares repurchased	(30,979)	(2,187)
Dividends paid	(15,207)	(15,286)
Convertible notes issuance costs	(5,411)	—
Proceeds from the issuance of convertible notes	175,250	—
Proceeds from exercise of stock options	240	70

Net cash used in financing activities	(55,107)	(32,403)

Decrease in cash flows due to changes in foreign exchange rate	(387)	(385)

(Decrease)/increase in cash and cash equivalents	(11,411)	10,791
Cash and cash equivalents – beginning of year	74,972	77,784

Cash and cash equivalents – end of period	$63,561	$88,575

Supplemental disclosure of cash flow information:
Cash paid for taxes	$7,650	$5,439

Cash paid for interest	$3,390	$6,997

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

•

Adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share. We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measures provides investors with a consistent way to analyze our performance. These non-GAAP financial measures exclude the following:

•

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

•

Tax shortfalls and windfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

•

Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes: GAAP requires convertible instruments to be separated into their liability and equity components by allocating the issuance proceeds to each of these components. The liability component for convertible instruments that qualify for a derivative scope exception (applicable to our convertible notes) is allocated proceeds equal to the estimated fair value of similar debt without the conversion option. The difference between the gross proceeds received from the issuance of the convertible instrument and the proceeds allocated to the liability component represents the residual amount that is classified in equity. The discount arising from the recognition of the residual amount classified in equity is amortized as interest expense over the life of the instrument. We exclude this item when calculating our non-GAAP financial measurements as it is non-cash and distorts our actual cost of borrowing. In addition, in August 2020, the FASB issued Accounting Standards Update 2020-06, Debt – Debt with Conversion and Other Options, Cash Conversion which includes the elimination of the requirement to bifurcate conversion options qualifying for a derivative scope exception. Once effective, this interest expense will no longer be recognized.

•

Other items: Loss on extinguishment of debt, the release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from our debt previously outstanding in the United Kingdom, a gain arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine, impairment charges, a gain recognized upon sale of our Canadian ETF business and acquisition and disposition-related costs are excluded when calculating our non-GAAP financial measurements.

•

Adjusted effective income tax rate. We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

•

Gross margin and gross margin percentage. We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

•

Adjusted operating income margin. We disclose adjusted operating income margin as a non-GAAP financial measurement in order to report our operating income margin exclusive of items that are non-recurring or not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Adjusted Net Income and Diluted Earnings per Share:
Net (loss)/income, as reported	$(270)	$(13,250)	$(8,638)	$(25,880)	$4,152
Add back: Loss on revaluation of deferred consideration	8,870	23,358	2,208	5,354	6,306
Add back: Impairments, net of income taxes	2,326	—	19,672	30,138	—
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, net of income taxes	286	42	—	—	—
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of investment in AdvisorEngine	(225)	(868)	—	—	—
Add back: Tax shortfalls upon vesting and exercise of stock-based compensation awards	50	119	501	142	30
Add back: Loss on extinguishment of debt, net of income taxes	—	1,910	—	—	—
Deduct: Release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from debt previously outstanding in the United Kingdom	—	(2,842)	—	—	—
Deduct: Gain recognized upon sale of Canadian ETF business	—	—	(2,877)	—	—
Add back: Acquisition and disposition-related costs, net of income taxes	—	25	358	353	154

Adjusted net income	$11,037	$8,494	$11,224	$10,107	$10,642
Weighted average common shares - diluted	160,876	166,634	167,561	167,203	167,163

Adjusted earnings per share - diluted	$0.07	$0.05	$0.07	$0.06	$0.06

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Gross Margin and Gross Margin Percentage:
Operating revenues	$64,640	$58,126	$63,874	$68,907	$67,718
Less: Fund management and administration	(15,219)	(14,461)	(14,485)	(15,650)	(15,110)

Gross margin	$49,421	$43,665	$49,389	$53,257	$52,608

Gross margin percentage	76.5%	75.1%	77.3%	77.3%	77.7%

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Adjusted Operating Income and Adjusted Operating Income Margin:
Operating revenues	$64,640	$58,126	$63,874	$68,907	$67,718

Operating income	$14,744	$11,797	$15,634	$14,809	$16,131
Add back: Acquisition and disposition-related costs, before income taxes	—	33	383	366	190

Adjusted operating income	$14,744	$11,830	$16,017	$15,175	$16,321

Adjusted operating income margin	22.8%	20.4%	25.1%	22.0%	24.1%

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Adjusted Total Operating Expenses:
Total operating expenses	$49,896	$46,329	$48,240	$54,098	$51,587
Deduct: Acquisition and disposition-related costs, before income taxes	—	(33)	(383)	(366)	(190)

Adjusted total operating expenses	$49,896	$46,296	$47,857	$53,732	$51,397

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Adjusted Income Before Income Taxes:
Income/(loss) before income taxes	$1,138	$(14,054)	$(11,009)	$(22,355)	$8,635
Add back: Loss on revaluation of deferred consideration	8,870	23,358	2,208	5,354	6,306
Add back: Impairments, before income taxes	3,080	—	19,672	30,138	—
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, before income taxes	379	55	—	—	—
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of investment in AdvisorEngine	(225)	(868)	—	—	—
Add back: Loss on extinguishment of debt	—	2,387	—	—	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	—	5,981	—	—
Deduct: Gain recognized upon sale of Canadian ETF business	—	—	(2,877)	—	—
Add back: Acquisition and disposition-related costs, before income taxes	—	33	383	366	190

Adjusted income before income taxes	$13,242	$10,911	$14,358	$13,503	$15,131

	Three Months Ended
	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:
Adjusted income before income taxes (above)	$13,242	$10,911	$14,358	$13,503	$15,131

Income tax expense/(benefit)	$1,408	$(804)	$(2,371)	$3,525	$4,483
Add back: Tax benefit arising from impairments	754	—	—	—	—
Add back: Tax benefit arising from the amortization of discount associated with the bifurcation of the conversion option embedded in the convertible notes	93	13	—	—	—
Deduct: Tax shortfalls upon vesting and exercise of stock-based compensation awards	(50)	(119)	(501)	(142)	(30)
Add back: Tax benefit arising from loss on extinguishment of debt	—	477	—	—	—
Add back: Release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from debt previously outstanding in the United Kingdom	—	2,842	—	—	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	—	5,981	—	—
Add back: Tax benefit arising from acquisition and disposition-related costs	—	8	25	13	36

Adjusted income tax expense	$2,205	$2,417	$3,134	$3,396	$4,489

Adjusted effective income tax rate	16.7%	22.2%	21.8%	25.1%	29.7%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about

•	the ultimate duration of the COVID-19 pandemic and its short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•

declining prices of securities, gold and other precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity, increase the cost of borrowing or result in our debt being called prior to maturity;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business globally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.